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                         PROFIT INCENTIVE BONUS PLAN
                                       OF
                            HUDSON CITY SAVINGS BANK


        AMENDMENT

1.   Article I - A new section 1.16 shall be inserted and the existing section
     1.16 shall be renumbered section 1.17 with all sections and cross-references renumbered accordingly, the new section 1.16 shall read in its entirety as follows:

      1.16 "CORPORATE INSIDER" means any person who is required to file reports with the Securities and Exchange Commission with respect to Shares of Hudson City Bancorp, Inc. pursuant to section 16 of the Securities Exchange Act of 1934, as amended.

2.   Article I - A new section 1.18 shall be inserted and the existing section
     1.18 shall be renumbered section 1.19 with all sections and cross-references renumbered accordingly, the new section 1.18 shall read in its entirety as follows:

      1.18 "DISCRETIONARY TRANSACTION" means a transaction pursuant to this Plan or any other employee benefit plan maintained by the Bank or any affiliate of the Bank that: (a) is effected at the volition of a Corporate Insider; (b) results, directly or indirectly, in the acquisition or disposition of beneficial ownership of Shares by the Corporate Insider; (c) is not made in connection with the death, disability, retirement or termination of employment of the Corporate Insider; (d) is not required to be made available to the Corporate Insider pursuant to any provision of the Code applicable to the Plan; and (e) results in either intra-plan transfer involving Shares or an investment fund which invests in Shares or a cash distribution or loan funded by a volitional disposition of Shares or a beneficial interest in Shares.

3.   Article I - A new section 1.23 shall be inserted and the existing section
     1.23 shall be renumbered section 1.24 with all sections and cross-references renumbered accordingly, the new section 1.24 shall read in its entirety as follows:

      1.23 "EMPLOYER STOCK FUND" means an Investment Fund the purpose of which is to invest primarily in Shares.

4. Article I - Section 1.30 shall be amended by deleting the first appearance of the word "and" and inserting the phrase "and the Employer Stock Fund" before the word "described".

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5.   Article I - A new section 1.47 shall be inserted and the existing section
     1.47 shall be renumbered section 1.48 with all sections and cross-references renumbered accordingly, the new section 1.47 shall read in its entirety as follows:

     1.47 "SHARE" means a share of common stock, par value $.01, of Hudson City Bancorp, Inc.

6. Article IV - Section 4.01 shall be amended by adding new subsections (b) and (c) to read in their entirety as follows:

     (b) If, on or before September 30, 1999, the Bank consummates a transaction whereby it becomes a wholly owned subsidiary of a corporation which issues stock to the public, the Bank Contributions for the Plan Year ending September 30, 1999 shall be an amount equal to the lesser of:

          (i) An amount that shall not reduce the amount of Income Available for Surplus below $2,500 per $1,000,000 of Average Assets for the Plan Year, or

          (ii) the sum of (A) 10% of the Compensation while a Member during the period beginning October 1, 1998 and ending March 31, 1999 and
               (B) 5% of the Compensation while a Member during the period beginning April 1, 1999 and ending September 30, 1999 of each such Member in the Plan at the end of such Plan Year and each such Member whose death, Disability of Retirement shall have occurred during the Plan Year, but not exceeding the maximum amount which would be deductible by the Bank for income tax purposes under the provisions of Section 404 of the Code. Notwithstanding the foregoing, the Board may, in its discretion, waive the limitation under clause (i) for any Plan Year in which it finds that there have been extraordinary charges against income, including, but not limited to, nonrecurring expenses and losses realized from the sales of securities, and may also, upon such finding, direct that Bank Contributions for such Plan Year be paid from accumulated earnings of the Bank.

     (c) If, on or before the last day of any Plan Year that begins after September 30, 1999, the Bank has consummated a transaction whereby it has become a wholly owned subsidiary of a corporation which issues stock to the public, the Bank Contributions for any Plan Year shall be an amount equal to the lesser of:

          (i) An amount that shall not reduce the amount of Income Available for Surplus below $2,500 per $1,000,000 of Average Total Assets for the Plan Year, or

          (ii) 5% of the Compensation while a Member during such Plan Year, of each such Member in the Plan at the end of such Plan Year and each such Member whose death, Disability or Retirement shall have occurred during such Plan Year, but not exceeding the maximum amount which would be deductible by the Bank for income tax purposes under the provisions of Section 404 of the Code.



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          Notwithstanding the foregoing, the Board may, in its discretion, waive the limitation under clause (i) above for any Plan Year in which it finds that there have been extraordinary charges against income, including, but not limited to, nonrecurring expenses and losses realized from the sales of securities, and may also, upon such finding, direct that the Bank Contributions for such Plan Year be paid from accumulated earnings of the Bank.

7. Article IV - Section 4.03 shall be amended to read in its entirety as follows:

     4.03 PAYMENT OF BANK CONTRIBUTIONS

     Subject to an election made by a Member pursuant to Section 4.04, the Bank Contributions for any Plan Year shall be paid to the Trust Fund as of the September Valuation Date for such Plan Year but before the due date of the Bank's Federal income tax return for such year, including any extensions thereof except for the Bank Contributions made pursuant to Section 4.01(b)(ii)(A) which shall be paid to the Trust Fund on May 31, 1999. These amounts shall be credited to the accounts of Members pursuant to Article V.

8. Article IV - Section 4.04(a) shall be amended to read in its entirety as follows:

     (a) Subject to Section 4.07 and paragraph (b) below, each Member shall be entitled to elect to receive in cash up to 50% (in multiples of 10%) of his allocation of Bank Contributions for any Plan Year except in the case of Bank Contributions made pursuant to Sections 4.01(b) and 4.01(c) in which case each Member shall be entitled to elect to receive in cash up to 100% (in multiples of 10%) of such allocation. An election pursuant to this Section 4.04 shall be made by filing notice, in the form and manner prescribed by the Plan Administrator, on or before August 15th of the Plan Year for which it is to be effective. Any such election may be changed or revoked by further notice given, in the form the manner prescribed by the Plan Administrator, on or before August 15th of such Plan Year, but not thereafter, except as provided in Section 4.07(a). Payments to Members pursuant to such an election shall be made as promptly following the end of such Plan Year as practicable, and in no event later than 2 1/2 months after the close of the Plan Year. Notwithstanding the foregoing, in the case of Bank Contributions made pursuant to Section 4.01(b)(ii)(A), an election pursuant to this Section 4.04 shall be made by filing notice, in the form and manner prescribed by the Plan Administrator, on or before May 31, 1999 and any such election may be changed or revoked by further notice given before such date, but not thereafter, except as provided in Section 4.07(a). Payments to Members pursuant to an election regarding Bank Contributions made pursuant to
          Section 4.01(b)(ii)(A) shall be made no later that June 15, 1999. If a Member fails to make an election pursuant to this Section 4.04(a) for any Plan Year, the Plan Administrator shall act as if the Member had not elected to receive a cash payment.



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9.   Article IV -- Section 4.09(a) shall be amended to read in its entirety as follows:

     (a) No amount shall be allocated to a Member's Accumulated Share for any Plan Year commencing on or after January 1, 1987 to the extent that such allocation, when added to the Member's annual addition for that Plan Year under any other qualified defined contribution plan of the Bank or an Affiliated Company, would result in an annual addition of an amount greater than the lesser of (1) $30,000 (or one-quarter of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, if greater) or (ii) 25% of the Member's aggregate remuneration. For purposes of this Section 4.09, the term "annual addition" with respect to each Member under this Plan or any other qualified defined contribution plan maintained by the Bank or an Affiliated Company means the sum for any Plan Year of:

                    (i) all contributions by the Bank and Affiliated Companies (including contributions made under a salary reduction agreement pursuant to sections 401(k), 408(k) or 403(b) of the Code) under any qualified defined contribution plan maintained by the Bank or any Affiliated Company, as well as the Member's allocable share, if any, of any forfeitures under such plans; plus

                    (ii)(A) for Plan Years that begin prior to January 1, 1987, the lesser of (I) one-half of all nondeductible voluntary contributions under any other qualified defined contribution plan (whether or not terminated) maintained by the Bank or any Affiliated Company, or (II) the amount of the nondeductible voluntary contributions under a qualified defined contribution plan (whether or not terminated) maintained by the Bank or Affiliated Company in excess of 6% of such Member's Statutory Compensation; and (B) for Plan Years that begin after December 31, 1986, the sum of all of the nondeductible voluntary contributions under any other qualified defined contribution plan (whether or not terminated) maintained by the Bank and all Affiliated Companies, that have been allocated to the Member's Accumulated Share under this Plan or his accounts under any other such qualified defined contribution plan. Any Elective Bank Contributions or Personal Contributions which may have been distributed from the Plan under the provisions of Section 4.07 shall be included in the annual addition for the year allocated.

               Notwithstanding the foregoing, if, for any Limitation Year, the aggregate amount of employer contributions under a tax-qualified employee stock ownership plan of the Bank or any Affiliated Company that are allocated directly to the accounts of individuals who are Highly Compensated Employees for that Limitation Year plus such Highly Compensated Employees' allocable shares of any employer contributions applied to the repayment of a securities acquisition loan for such Limitation Year does not exceed one-third of the aggregate of such employer contributions for all participating employees for such Limitation Year, Annual Additions shall not include any employer contributions used to pay interest on a securities


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          acquisition loan or any forfeitures of employer securities purchased with the proceeds of a securities acquisition loan for such Limitation Year.

10. Article V - Section 5.02 shall be amended by replacing the "." at the end thereof with the phrase ", except in the case of Bank Contributions made pursuant to Sections 4.01(b) and 4.01(c) which shall be credited entirely to a Member's Optional Account.".

11. Article V - Section 5.03 shall be amended by replacing the "." at the end thereof with the phrase ", except for Bank Contributions made pursuant to Sections 4.01(b) and 4.01(c) which shall be credited to a Member's Optional Account in their entirety.".

12. Article VII - Section 7.02 shall be amended to read in its entirety as follows:

     7.02  THE INVESTMENT FUNDS

     The Trust Fund shall consist of the Savings Fund, the Equity Fund, the Intermediate Bond Fund (effective as of July 1, 1994) and the Employer Stock Fund (effective as of the date of the completion of the transaction whereby the Bank becomes a wholly owned subsidiary of Hudson City Bancorp, Inc.), each of which shall be administered and invested by the Trustee in accordance with the provisions of the Plan and the Trust Agreement. The Trust Agreement shall specify the types of investments which the Trustee is authorized to make in the respective Investment Funds (or such other funds, hereinafter provided for) to which reference should be made for a complete description thereof. For identification purposes only, the Investment Funds will consist primarily of:

     (a) The Equity Fund: common stocks and investments convertible into common stocks and stock of regulated investment companies and mutual funds which themselves invest primarily in common stocks and investments convertible into common stocks;

     (b) The Savings Fund: savings accounts and time or other interest bearing deposits in mutual savings banks, including the Bank;

     (c) The Intermediate Bond Fund: U.S. government and corporate fixed-income securities of varying maturities; and

     (d)  The Employer Stock Fund: Shares of Hudson City Bancorp, Inc.

     The Trustee is also authorized to invest any amounts held or received by it in any one or more of the Investment Funds, in short term obligations of the U.S. Government, or agencies thereof, or in short term corporate obligations or to retain uninvested, or sell investments to provide, amounts of cash required for the purposes of any such Fund. The Trust Fund shall also contain, in addition to or in place of one or more of the Investment Funds described above, such other Investment Fund or Funds as may, from time to time, be requested by the Bank and agreed to by the Trustee.

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13.  Article IX - Article IX shall be renumbered as Article X with all section numbers and cross-references renumbered accordingly and a new Article IX shall be inserted to read in its entirety as follows:


                                   ARTICLE IX
                       INVESTMENTS IN EMPLOYER STOCK FUND

     9.01  IN GENERAL

           The provisions of this Article IX shall apply to the Employer Stock Fund and to any Member, Former Member or Beneficiary who has an interest in the Employer Stock Fund.

     9.02  RESTRICTIONS ON INVESTMENTS BY CORPORATE INSIDERS

           Investment directions, investment direction changes, transfers among investment funds, withdrawals during employment, distributions and loans made pursuant to the terms of the Plan shall be subject to the following restrictions:

               (a) Any transfer among investment funds that results in an increase in the portion of a Corporate Insider's Accumulated Share that is invested in the Employer Stock Fund shall be given effect only if effected pursuant to an election made at least six months after the most recent prior election under this Plan or any other employee benefit plan of the Bank or any affiliate of the Bank that resulted in a Discretionary Transaction that constituted a disposition of beneficial ownership of Shares;

               (b) Any transfer among investment funds that results in a decrease in the portion of a Corporate Insider's Accumulated Share that is invested in the Employer Stock Fund shall be given effect only if effected pursuant to an election made at least six months after the most recent prior election under this Plan or any other employee benefit plan of the Bank or any affiliate of the Bank that resulted in a Discretionary Transaction that constituted an acquisition of beneficial ownership of Shares;

               (c) Any loan made under this Plan that is funded in whole or in part through a disposition of any portion of the Corporate Insider's interest in the Employer Stock Fund shall be made only if effected pursuant to an election made at least six months after the most recent prior election under this Plan or any other employee benefit plan of the Bank or any affiliate of the Bank that resulted in a Discretionary Transaction that constituted an acquisition of beneficial ownership Shares; and

               (d) Any cash distribution from a Corporate Insider's Accumulated Share under the Plan (whether a withdrawal during service, a distribution following termination of service or other type of distributions that does not constitute a loan under the terms of the
           Plan) shall be made only if: (i) effected pursuant to an election made at least six months after the most recent




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     prior election under this Plan or any other employee benefit plan of the
     Bank or any affiliate of the Bank that resulted in a Discretionary Transaction that constituted an acquisition of Shares, or (ii)(A) not effected at the volition of the Corporate Insider, or (B) effected in connection with the Corporate Insider's death, disability, retirement or termination of employment, or (C) required to be made available to the Corporate Insider pursuant to any applicable requirement of the Code, or
     (D) effected pursuant to a domestic relations order described in section 414(p) of the Code.

The restrictions set forth in this section 9.02 are intended to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission and shall be interpreted, applied and modified, in the discretion of the Plan Administrator, to give effect to such intention.

9.03 COMPLIANCE WITH SECURITIES LAWS

     To the extent that the Plan Administrator may determine necessary, appropriate or advisable for the purpose of securing compliance with applicable federal, state or local laws, rules or regulations applicable to trading in Shares, the Plan Administrator may restrict the making or implementation of investment or transfer directions by any individual with respect to the Employer Stock Fund to those periods of time when such individual would, under the Bank's securities trading policy, be permitted to buy or sell Shares directly for his own account. The Plan Administrator may refuse to implement any such direction that would result in a transaction that would be prohibited under such policy if engaged in outside of the Plan.

9.04 VOTING RIGHTS

     Each person with an interest in the Employer Stock Fund shall have the right to participate confidentially in the exercise of voting rights appurtenant to Shares held in the Employer Stock Fund; provided, however, that such person has an interest in the Employer Stock Fund as of the most recent Valuation Date coincident with or preceding the applicable record date for which records are available. Such participation shall be achieved by completing and filing with the inspector of elections, the Trustee or such other person who shall be independent of the issuer of Shares as the Plan Administrator shall designate, at least 10 days prior to the date of the meeting of holders of Shares at which such voting rights will be exercised, a written direction in the form and manner prescribed by the Plan Administrator. The inspector of elections, the Trustee or such other person designated by the Plan Administrator shall tabulate the directions given on a strictly confidential basis, and shall provide the Plan Administrator with only the final results of the tabulation. The final results of the tabulation shall be followed by the Plan Administrator in directing the Trustee as to the manner in which such voting rights shall be exercised. As to each matter in which the holders of Shares are entitled to vote, a number of affirmative votes equal to the product of:

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          (a)  the total number of Shares then held in the Employer Stock Fund as of the applicable record date; and

          (b) a fraction, the numerator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the interests in the Employer Stock Fund of all persons directing that an affirmative vote be cast, and the denominator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the interests in the Employer Stock Fund of all persons directing that an affirmative vote or a negative vote be cast;

shall be cast. A number of negative votes equal to the excess of the total number of Shares held in the Employer Stock Fund as of the applicable record date, over the designated number of affirmative votes, shall be cast. The Plan Administrator shall furnish, or cause to be furnished, to each person with an interest in the Employer Stock Fund, all annual reports, proxy materials and other information known to have been furnished by the issuer of Shares or by any proxy solicitor, to the holders of Shares.

9.05 TENDER RIGHTS

     Each person with an interest in the Employer Stock Fund shall have the right to participate confidentially in the response to a tender offer, or to any other offer, made to the holders of Shares generally, to purchase, exchange, redeem or otherwise transfer Shares; provided, however, that such person had an interest in the Employer Stock Fund as of the Valuation Date coincident with or immediately preceding the first day for delivering Shares or otherwise responding to such tender or other offer. Such participation shall be achieved by completing and filing with the inspector of elections, the Trustee or such other person who shall be independent of the issuer of Shares as the Plan Administrator shall designate, at least 30 days prior to the last day for delivering Shares or otherwise responding to such tender or other offer, a written direction in the form and manner prescribed by the Plan Administrator. The inspector of elections, the Trustee or such other person designated by the Plan Administrator shall tabulate the directions given on a strictly confidential basis, and shall provide the Plan Administrator with only the final results of the tabulation. The final results of the tabulation shall be followed by the Plan Administrator in directing the Trustee as to the number of Shares to be delivered. On the last day for delivering Shares or otherwise responding to such a tender or other offer, a number of Shares equal to the product of:

          (a)  the total number of Shares then held in the Employer Stock Fund;
     and

          (b) a fraction, the numerator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the first day of delivering Shares or otherwise responding to such tender or other offer) of the interests in the Employer Stock Fund of all persons directing that Shares be delivered in response to such tender or other offer, and the denominator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the first day for delivering Shares or otherwise

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     responding to such tender or other offer) of the interests in the Employer
     Stock Fund of all persons directing that Shares be delivered or that the delivery of Shares be withheld;

shall be delivered in response to such tender or other offer. Delivery of the remaining Shares then held in the Employer Stock Fund shall be withheld. The Plan Administrator shall furnish, or cause to be furnished, to each Member whose Account is invested in whole or in part in the Employer Stock Fund, all information concerning such tender or other offer furnished by the issuer of Shares, or information furnished by or on behalf of the person making such tender or other offer.

9.06 APPRAISAL RIGHTS

     Each person with an interest in the Employer Stock Fund shall have the right to participate confidentially in the exercise of dissent and appraisal rights appurtenant to Shares held in the Employer Stock Fund; provided, however, that such person has an interest in the Employer Stock Fund as of the most recent Valuation Date coincident with or preceding the applicable record date for which records are available. Such participation shall be achieved by completing and filing with the inspector of elections, the Trustee or such other person who shall be independent of the issuer of Shares as the Plan Administrator shall designate, at least 10 days prior to the date of the meeting of holders of Shares at which such voting rights will be exercised, a written direction in the form and manner prescribed by the Plan Administrator. The inspector of elections, the Trustee or such other person designated by the Plan Administrator shall tabulate the directions given on a strictly confidential basis, and shall provide the Plan Administrator with only the final results of the tabulation. The final results of the tabulation shall be followed by the Plan Administrator in directing the Trustee as to the manner in which such dissent and appraisal rights shall be exercised. As to each matter giving rise to dissent and appraisal rights, the Plan Administrator shall direct the Trustee to exercise such rights as to a number of Shares equal to:

          (a) the total number of Shares then held in the Employer Stock Funds as of the applicable record date; and

          (b) a fraction, the numerator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the interests in the Employer Stock Fund of all persons directing that dissent and appraisal rights be exercised be cast, and the denominator of which is the aggregate value (as of the Valuation Date coincident with or immediately preceding the applicable record date) of the entirety of the Employer Stock Fund.

The Trustee shall not exercise dissent and appraisal rights with respect to the remainder of the Shares held in the Employer Stock Fund. The Plan Administrator shall furnish, or cause to be furnished, to each person with an interest in the Employer Stock Fund, all annual reports, proxy materials and other information known to have been furnished by the issuer of Shares or by any proxy solicitor, to the holders of Shares with respect to availability, and consequences of exercise, of dissent and appraisal rights.

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14.  Article X - A new section 10.07 shall be added and the existing section
     10.07 shall be renumbered section 10.08 will all section numbers and cross-references renumbered accordingly, such new section 10.07 shall read in its entirety as follows:

         10.07 DISTRIBUTION IN SHARES

               Subject to such terms and conditions as may be established from time to time by the Plan Administrator, the portion of any distribution that is attributable to the interest of a Member, Former Member or Beneficiary in the Employer Stock Fund shall, if the payment recipient so requests, be paid wholly or partially in Shares. In such event, the maximum number of Shares to be distributed shall be the number of whole Shares that could have been purchased with the Member's, Former Member's or Beneficiary's interest in the Employer Stock Fund on the basis of the value of such interest as of the Valuation Date for the distribution and the fair market value of a Share on such Valuation Date. Fair market value for this purpose shall be determined in such uniform and nondiscriminatory manner as the Plan Administrator may prescribe. Any remaining vested balance of the Member, Former Member or Beneficiary in the Employer Stock Fund shall be paid in cash or cash equivalents.

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